--------------------------------------------------------------------------------



                         DILLARD ASSET FUNDING COMPANY,

                                   Transferor,

                             DILLARD NATIONAL BANK,

                                    Servicer

                                       and

                            THE CHASE MANHATTAN BANK,

                                     Trustee

                  on behalf of the Investor Certificateholders



                            Series 1999-1 SUPPLEMENT

                       Dated as of _________________, 1999

                                       to

              AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

                        Dated as _________________, 1999



                        DILLARD CREDIT CARD MASTER TRUST

                                  Series 1999-1


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page
SECTION 1.  Designation...........................................................................................1

SECTION 2.  Definitions...........................................................................................1

SECTION 3.  Servicing Compensation...............................................................................14

SECTION 4.  Reassignment and Transfer Terms......................................................................14

SECTION 5.  Delivery and Payment for the Investor Certificates...................................................14

SECTION 6.  Depository; Form of Delivery of Investor Certificates................................................14

SECTION 7.  Article IV of Agreement..............................................................................15
    SECTION 4.4  Rights of Investor Certificateholders...........................................................15
    SECTION 4.5  Allocations ....................................................................................15
    SECTION 4.6  Determination of Monthly Interest...............................................................18
    SECTION 4.7  Determination of Monthly Principal..............................................................19
    SECTION 4.8  Coverage of Required Amount.....................................................................19
    SECTION 4.9  Monthly Payments................................................................................20
    SECTION 4.10  Investor Charge-Offs...........................................................................23
    SECTION 4.11  Excess Spread..................................................................................24
    SECTION 4.12  Reallocated Principal Collections..............................................................25
    SECTION 4.13  Shared Principal Collections...................................................................25
    SECTION 4.14  Principal Funding Account......................................................................25
    SECTION 4.15  Reserve Account................................................................................26
    SECTION 4.16  Determination of LIBOR.........................................................................28
    SECTION 4.17  Transferor's or Servicer's Failure to Make a Deposit or Payment................................29

SECTION 8.  Article V of the Agreement...........................................................................29
    SECTION 5.1  Distributions...................................................................................29
    SECTION 5.2  Monthly Series 1999-1 Certificateholders' Statement.............................................29

SECTION 9.  Series 1999-1 Pay Out Events.........................................................................31

SECTION 10.  Issuance of Additional Certificates.................................................................33

SECTION 11.  Series 1999-1 Termination...........................................................................34

SECTION 12.  Counterparts........................................................................................34

                                                                                                              Page
SECTION 13.  Governing Law.......................................................................................34

SECTION 14.  No Petition.........................................................................................34

SECTION 15.  Tax Representation and Covenant.....................................................................34

EXHIBITS

EXHIBIT A-1        Form of Class A Certificate
EXHIBIT A-2        Form of Class B Certificate]
EXHIBIT B          Form of Monthly Payment Instructions
                   and Notification to the Trustee
EXHIBIT C          Form of Monthly Series 1999-1
                   Certificateholders' Statement


SCHEDULE I Schedule to Exhibit C of the Pooling and Servicing Agreement with respect to the Investor Certificates

                  Series 1999-1 SUPPLEMENT, dated as of ______________, 1999
(this "Series Supplement"), by and among DILLARD ASSET FUNDING COMPANY, as Transferor, DILLARD NATIONAL BANK, as Servicer, and THE CHASE MANHATTAN BANK, as Trustee under the Amended Pooling and Servicing Agreement dated as of _______________, 1999 between the Transferor, the Servicer and the Trustee (as may be amended, modified or supplemented from time to time, the "Agreement").

                  Section 6.9 of the Agreement provides, among other things, that the Transferor and the Trustee may at any time and from time to time enter into a supplement to the Agreement for the purpose of authorizing the delivery by the Trustee to the Transferor for the execution and redelivery to the Trustee for authentication of one or more Series of Certificates.

                  Pursuant to this Series Supplement, the Transferor and the Trust shall create a new Series of Investor Certificates and shall specify the Principal Terms thereof.

                  SECTION I1. Designation.

                  (a) There is hereby created a Series of Investor Certificates to be issued in two classes pursuant to the Agreement and this Series Supplement. The two classes shall be desig nated the Class A |X|% Floating Rate Asset Backed Certificates, Series 1999-1 (the "Class A Certificates") and the Class B Asset Backed Certificates, Series 1999-1 (the "Class B Certifi cates"). The Class A Certificates and the Class B Certificates shall be substantially in the form of Exhibits A-1 and A-2 hereto, respectively.

                  (b) Series 1999-1 shall be included in Group One (as defined below). Series 1999- 1 shall not be subordinated to any other Series.

                  (c) Notwithstanding the foregoing, except as expressly provided herein, (i) the provisions of Article VI and Article XII of the Agreement relating to the registration, authentication, delivery, presentation, cancellation and surrender of Registered Certificates shall not be applicable to the Class B Certificates, (ii) the Opinion of Counsel specified in clause (d) of the sixth sentence of Section 6.9(b) of the Agreement shall not be required with respect to the Class B Certificates and (iii) the Tax Opinion specified in clause (e) of the sixth sentence of Section 6.9(b) of the Agreement shall address the effect of the issuance of the Class B Certificates but parts (a) and
(c) of any such Tax Opinion shall not address, or be required to address, any tax consequences that shall result to any Class B Certificateholder.

                  SECTION I2.  Definitions.

                  In the event that any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern. All Article, Section or subsection references herein shall mean Articles, Sections or subsections of the Agreement, except as otherwise provided herein. All capitalized terms not otherwise defined herein are defined in the Agreement. Each capitalized term defined herein shall relate only to the Investor Certificates and no other Series of Certificates issued by the Trust.

                  "Accumulation Period" shall mean, solely for the purposes of the definition of Monthly Principal Payment as such term is defined in each Supplement, the Controlled Accumulation Period.

                  "Accumulation Period Factor" shall mean, for each Monthly Period, a fraction, the numerator of which is equal to the sum of the initial investor interests (or other amounts specified in the applicable Supplement) of all outstanding Series, and the denominator of which is equal to the sum of (a) the Initial Investor Interest, (b) the initial investor interests (or other amounts specified in the applicable Supplement) of all outstanding Series (other than Series 1999-1) which are not expected to be in their revolving periods, and
(c) the initial investor interests (or other amounts specified in the applicable Supplement) of all other outstanding Series which are not allo cating Shared Principal Collections to other Series and are in their revolving periods.

                  "Accumulation Period Length" shall have the meaning assigned such term in subsection 4.9(i).

                  "Accumulation Shortfall" shall initially mean zero and shall thereafter mean, with respect to any Monthly Period during the Controlled Accumulation Period, the excess, if any, of the Deposit Amount for the previous Monthly Period over the amount deposited into the Principal Funding Account pursuant to subsection 4.9(e)(i) with respect to the Class A Certificates for the previous Monthly Period.

                  "Additional Certificate Date" shall have the meaning assigned such term in subsection 10(a).

                  "Additional Certificates" shall have the meaning assigned such term in subsection 10(a).

                  "Adjusted Investor Interest" shall mean, with respect to any date of determination, an amount equal to the sum of (a) the Class A Adjusted Investor Interest and (b) the Class B Investor Interest.

                  "Aggregate Investor Default Amount" shall mean, with respect to any Monthly Period, the sum of the Investor Default Amounts in respect of such Monthly Period.

                  "Available Investor Principal Collections" shall mean with respect to any Monthly Period, an amount equal to (a) the Investor Principal Collections for such Monthly Period, minus (b) the amount of Reallocated Class B Principal Collections with respect to such Monthly Period which pursuant to
Section 4.12 are required to fund the Class A Required Amount, plus (c) the amount of Shared Principal Collections that are allocated to Series 1999-1 in accordance with subsection 4.13(b).

                  "Available Reserve Account Amount" shall mean, with respect to any Transfer Date, the lesser of (a) the amount on deposit in the Reserve Account on such date (after taking into account any interest and earnings retained in the Reserve Account pursuant to subsection 4.15(b) on such date, but before giving effect to any deposit made or to be made pursuant to subsection 4.11(i) to the Reserve Account on such date) and (b) the Required Reserve Account Amount.

                  "Base Rate" shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of the Class A Monthly Interest for the related Interest Period, and the Investor Servicing Fee with respect to such Monthly Period and the denominator of which is the Class A Investor Interest as of the close of business on the last day of such Monthly Period.

                  "Class A Additional Interest" shall have the meaning specified in Section 4.6(a).

                  "Class A Adjusted Investor Interest" shall mean, with respect to any date of determination, an amount equal to the Class A Investor Interest minus the Principal Funding Account Balance on such date of determination.

                  "Class A Available Funds" shall mean, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Allocation of the Collections of Finance Charge Receivables allocated to the Investor Certificates and deposited in the Finance Charge Account for such Monthly Period (or to be deposited in the Finance Charge Account on the related Transfer Date with respect to the preceding Monthly Period pursuant to the third paragraph of subsection 4.3(a) and Section 2.8 of the Agreement and subsection 3(b) of this Series Supplement), (b) with respect to any Monthly Period during the Controlled Accumulation Period prior to the payment in full of the Class A Investor Interest, the Principal Funding Investment Proceeds arising pursuant to subsection 4.14(b), if any, with respect to the related Transfer Date and (c) the Reserve Draw Amount (up to the Available Reserve Draw Account Amount) plus any amounts of interest and earnings described in subsections 4.15(b) and 4.15(d) which will be deposited into the Finance Charge Account on the related Transfer Date.

                  "Class A Certificate Rate" shall mean from the Closing Date through ___________, 1999 and with respect to each Interest Period thereafter, a per annum rate equal to o% per annum in excess of LIBOR, as determined on the related LIBOR Determination Date.

                  "Class A Certificateholder" shall mean the Person in whose name a Class A Certificate is registered in the Certificate Register.

                  "Class A Certificates" shall mean any of the certificates executed by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-1 hereto.

                  "Class A Deficiency Amount" shall have the meaning specified in subsection 4.6(a).

                  "Class A Fixed Allocation" shall mean, with respect to any Monthly Period following the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

                  "Class A Floating Allocation" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day; provided, however, that, with respect to the first Monthly Period, the Class A Floating Allocation shall mean the percentage equivalent of a fraction, the numerator of which is the Class A Initial Investor Interest and the denominator of which is the Initial Investor Interest.

                  "Class A Initial Investor Interest" shall mean the aggregate initial principal amount of the Class A Certificates, which is $|X|.

                  "Class A Investor Allocation" shall mean, with respect to any Monthly Period, (a) with respect to Default Amounts and Finance Charge Receivables at any time and Principal Receivables during the Revolving Period, the Class A Floating Allocation, and (b) with respect to Principal Receivables during the Controlled Accumulation Period or Rapid Amortization Period, the Class A Fixed Allocation.

                  "Class A Investor Charge-Offs" shall have the meaning specified in subsection 4.10(a).

                  "Class A Investor Default Amount" shall mean, with respect to each Transfer Date, an amount equal to the product of (a) the Aggregate Investor Default Amount for the related Monthly Period and (b) the Class A Floating Allocation applicable for the related Monthly Period.

                  "Class A Investor Interest" shall mean, on any date of determination, an amount equal to (a) the Class A Initial Investor Interest, minus (b) the aggregate amount of principal pay ments made to Class A Certificateholders prior to such date and minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs pursuant to subsection 4.10(a) over Class A Investor Charge-Offs reimbursed pursuant to subsection 4.11(b) prior to such date of determination; provided, however, that the Class A Investor Interest may not be reduced below zero.

                  "Class A Monthly Interest" shall have the meaning specified in subsection 4.6(a).

                  "Class A Monthly Principal" shall mean the monthly principal distributable in respect of the Class A Certificates as calculated in accordance with subsection 4.7(a).

                  "Class A Required Amount" shall have the meaning specified in subsection 4.8(a).

                  "Class A Scheduled Payment Date" shall mean the___________ Distribution Date.

                  "Class A Servicing Fee" shall have the meaning specified in subsection 3 of this Series Supplement.

                  "Class B Available Funds" shall mean, with respect to any Monthly Period, an amount equal to the Class B Floating Allocation of the Collections of Finance Charge Receivables and allocated to the Investor Certificates and deposited in the Finance Charge Account for such Monthly Period (or to be deposited in the Finance Charge Account on the related Transfer Date with respect to the preceding Monthly Period pursuant to the third paragraph of subsection 4.3(a) of the Agreement and subsection 3(b) of this Series Supplement).

                  "Class B Certificateholder" shall mean the person named on a Class B Certificate.

                  "Class B Certificates" shall mean any of the certificates executed by the Transferor and substantially in the form of Exhibit A-2 hereto.

                  "Class B Fixed Allocation" shall mean, with respect to any Monthly Period following the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

                  "Class B Floating Allocation" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Investor Interest as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day; provided, however, that, with respect to the first Monthly Period, the Class B Floating Allocation shall mean the percentage equivalent of a fraction, the numerator of which is the Class B Initial Investor Interest and the denominator of which is the Initial Investor Interest.

                  "Class B Initial Investor Interest" shall mean the aggregate initial principal amount of the Class B Certificates, which is $|X|.

                  "Class B Investor Allocation" shall mean, with respect to any Monthly Period, (a) with respect to Default Amounts and Finance Charge Receivables at any time or Principal Receivables during the Revolving Period, the Class B Floating Allocation, and (b) with respect to Principal Receivables during the Controlled Accumulation Period or Rapid Amortization Period, the Class B Fixed Allocation.

                  "Class B Investor Charge-Offs" shall have the meaning specified in subsection 4.10(c).

                  "Class B Investor Default Amount" shall mean, with respect to each Transfer Date, an amount equal to the product of (a) the Aggregate Investor Default Amount for the related Monthly Period and (b) the Class B Floating Allocation applicable for the related Monthly Period.

                  "Class B Investor Interest" shall mean, on any date of determination, an amount equal to (a) the Class B Initial Investor Interest, minus (b) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Transfer Dates pursuant to subsection 4.10(c), minus (d) the amount of Reallocated Class B Principal Collections allocated pursuant to subsection 4.12(a) on all prior Transfer Dates, minus (e) an amount equal to the amount by which the Class B Investor Interest has been reduced on all prior Transfer Dates pursuant to subsections 4.10(a) and (c), and plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates pursuant to subsection 4.11(h), for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Class B Investor Interest may not be reduced below zero.

                  "Class B Monthly Principal" shall mean the monthly principal distributable in respect of the Class B Certificates as calculated in accordance with subsection 4.7(c).

                  "Class B Servicing Fee" shall have the meaning specified in subsection 3 hereof.

                  "Closing Date" shall mean _________________, 1999.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Controlled Accumulation Amount" shall mean for any Transfer Date with respect to the Controlled Accumulation Period prior to the payment in full of the Class A Investor Interest, $|X|; provided, however, that if the Accumulation Period Length is determined to be less than 12 months pursuant to subsection 4.9(i), the Controlled Accumulation Amount for each Transfer Date with respect to the Controlled Accumulation Period prior to the payment in full of the Class A Investor Interest will be equal to (x) the Class A Initial Investor Interest divided by (y) the number of Monthly Periods in the Controlled Accumulation Period as determined pursuant to subsection 4.9(i).

                  "Controlled Accumulation Period" shall mean, unless a Pay Out Event shall have occurred prior thereto, the period commencing at the close of business on __________________ or such later date as is determined in accordance with subsection 4.9(i) and ending on the first to occur of (a) the commencement of the Rapid Amortization Period and (b) the Series 1999-1 Termination Date.

                  "Covered Amount" shall mean, as of the Transfer Date with respect to any Interest Period, an amount equal to the product of (a) (i) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, times (ii) the Class A Certificate Rate in effect with respect to such Interest Period, and (b) the Principal Funding Account Balance as of the close of business on the Distribution Date preceding such Transfer Date (after giving effect to all of the transactions occurring on such date).

                  "Cumulative Series Principal Shortfall" shall mean the sum of the Series Principal Shortfalls (as such term is defined in each of the related Series Supplements) for each Series.

                  "Daily Principal Shortfall" shall mean, on any date of determination, the excess of the Monthly Principal Payment for the Monthly Period relating to such date over the month to date amount of Collections processed in respect of Principal Receivables for such Monthly Period allocable to investor certificates of all outstanding Series, not subject to reallocation, which are on deposit or to be deposited in the Principal Account on such date.

                  "Deposit Amount" shall mean, with respect to any Transfer Date, the sum of (a) the Controlled Accumulation Amount for such Transfer Date and (b) any existing Accumulation Shortfall.

                  "Distribution Date" shall mean |X| 15, 1999 and the fifteenth day of each calendar month thereafter, or if such fifteenth day is not a Business Day, the next succeeding Business Day.

                  "Excess Principal Funding Investment Proceeds" shall mean, with respect to each Transfer Date relating to the Controlled Accumulation Period, the amount, if any, by which the Principal Funding Investment Proceeds for such Transfer Date exceed the Covered Amount determined on such Transfer Date.

                  "Excess Spread" shall mean, with respect to any Transfer Date, the sum of the amounts with respect to such Transfer Date, if any, specified pursuant to subsections 4.9(a)(iv) and 4.9(c)(ii).

                  "Finance Charge Shortfall" shall mean, with respect to any Transfer Date, the excess, if any, of the amount distributable pursuant to the subsections 4.11(a) through (i) over Excess Spread.

                  "Fixed Investor Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is the greater of (a) the sum of
(i) the aggregate amount of Principal Receivables in the Trust determined as of the close of business on the last day of the prior Monthly Period and (ii) the Excess Funding Amount as of the close of business on such last day of the prior Monthly Period and (b) the sum of the numerators used to calculate the Investor Percentages (as such term is defined in the Agreement) for allocations with respect to Principal Receivables for all outstanding Series on such date of determination; provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs, the amount determined pursuant to clause (a)(i) hereof shall be the quotient of (A) the sum of (I) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period multiplied by the actual number of days in the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and
(II) the aggregate amount of Principal Receivables in the Trust as of the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal

Date, multiplied by the actual number of days in the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period over (B) the actual number of days in such Monthly Period.

                  "Floating Investor Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest as of the close of business on the last day of the prior Monthly Period (or with respect to the first Monthly Period, the Initial Investor Interest) and the denominator of which is the greater of (a) the sum of (i) the aggregate amount of Principal Receivables as of the close of business on the last day of the prior Monthly Period (or with respect to the first calendar month in the first Monthly Period, the aggregate amount of Principal Receivables in the Trust as of the close of business on the day immediately preceding the Closing Date, and with respect to the second calendar month in the first Monthly Period, the aggregate amount of Principal Receivables as of the close of business on the last day of the first calendar month in the first Monthly Period) and (ii) the Excess Funding Amount as of the close of business on such last day of the prior Monthly Period and (b) the sum of the numerators used to calculate the Investor Percentages (as such term is defined in the Agreement) for allocations with respect to Finance Charge Receivables, Default Amounts or Principal Receivables, as applicable, for all outstanding Series on such date of determination; provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs, the amount determined pursuant to clause (a)(i) hereof shall be the quotient of (A) the sum of (I) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period multiplied by the actual number of days in the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (II) the aggregate amount of Principal Receivables in the Trust as of the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, multiplied by the actual number of days of the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period over (B) the actual number of days in such Monthly Period.

                  "Group One" shall mean Series 1999-1 and each other Series specified in the related Supplement to be included in Group One.

                  "Initial Investor Interest" shall mean $|X|; provided, however, that following the issuance of any Additional Certificates pursuant to
Section 10 hereof "Initial Investor Interest" shall mean the sum of $|X| and the initial investor interest of such Additional Certificates.

                  "Interest Period" shall mean, with respect to any Distribution Date, the period from and including the previous Distribution Date through the day preceding such Distribution Date, except that the initial Interest Period shall be the period from and including the Closing Date through the day preceding the initial Distribution Date.

                  "Investor Certificateholder" shall mean (a) with respect to the Class A Certificates, the holder of record of a Class A Certificate and (b) with respect to the Class B Certificates, the Class B Certificateholder.

                  "Investor Certificates" shall mean the Class A Certificates and the Class B Certificates.

                  "Investor Default Amount" shall mean, with respect to any Receivable in a Defaulted Account, an amount equal to the product of (a) the Default Amount and (b) the Floating Investor Percentage on the day such Account became a Defaulted Account.

                  "Investor Interest" shall mean, on any date of determination, an amount equal to the sum of (a) the Class A Investor Interest and (b) the Class B Investor Interest, each as of such date.

                  "Investor Percentage" shall mean for any Monthly Period, (a) with respect to collections of Finance Charge Receivables and Default Amounts at any time and collections of Principal Receivables during the Revolving Period, the Floating Investor Percentage and (b) with respect to collections of Principal Receivables during the Controlled Accumulation Period or the Rapid Amortization Period, the Fixed Investor Percentage.

                  "Investor Principal Collections" shall mean, with respect to any Monthly Period, the sum of (a) the aggregate amount deposited into the Principal Account for such Monthly Period pursuant to subsections 4.5(a)(ii) and
(iv), 4.5(b)(ii) and (iv) or 4.5(c)(ii), in each case, as applicable to such Monthly Period and (b) the aggregate amount to be treated as Investor Principal Collections pursuant to subsections 4.9(a)(iii) and 4.11(a), (b), (c), (d), (g) and (h) for such Monthly Period (other than such amount paid from Reallocated Principal Collections).

                  "Investor Servicing Fee shall have the meaning specified in subsection 3 hereof.

                  "LIBOR" shall mean, for any Interest Period, the London interbank offered rate for one-month United States dollar deposits determined by the Trustee for each Interest Period in accordance with the provisions of
Section 4.16.

                  "LIBOR Determination Date" shall mean ___________, 1999 for the period from the Closing Date through _____________, 1999, and the second London Business Day prior to the commencement of the second and each subsequent Interest Period.

                  "London Business Day" shall mean any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

                  "Minimum Transferor Interest Percentage" shall mean |X|%.

                  "Monthly Period" shall have the meaning specified in the Agreement, except that the first Monthly Period with respect to the Investor Certificates shall begin on and include the Closing Date and shall end on and include |X|, 1999

                  "Monthly Principal Payment" shall mean with respect to any Monthly Period, for all Series (including Series 1999-1) which are in an Amortization Period or Accumulation Period (as such terms are defined in the related Supplements for all Series), the sum of (a) the Controlled Distribution Amount for the related Transfer Date for any Series in its Controlled Amortization Period (as such terms are defined in the related Supplements for all Series), (b) the Deposit Amount for the related Transfer Date for any Series in its Accumulation Period, other than its Rapid Accumulation Period, if applicable (as such terms are defined in the related Supplements for all Series), (c) the Investor Interest as of the end of the prior Monthly Period taking into effect any payments to be made on the following Distribution Date for any Series in its Principal Amortization Period or Rapid Amortization Period (as such terms are defined in the related Supplements for all Series), (d) the Adjusted Investor Interest as of the end of the prior Monthly Period taking into effect any payments or deposits to be made on the following Transfer Date and Distribution Date for any Series in its Rapid Accumulation Period (as such terms are defined in the related Supplements for all Series), (e) the excess of the Class B Investor Interest as of the Transfer Date occurring in such Monthly Period over the Required Class B Investor Interest for the related Transfer Date, assuming no Accumulation Shortfall and (f) such other amounts as may be specified in the related Supplements for all Series.

                  "Paying Agent" shall mean The Chase Manhattan Bank.

                  "Pay Out Commencement Date" shall mean the date on which a Trust Pay Out Event is deemed to occur pursuant to Section 9.1 or a Series 1999-1 Pay Out Event is deemed to occur pursuant to Section 9 hereof.

                  "Portfolio Adjusted Yield" shall mean, with respect to any Transfer Date, the average of the percentages obtained for each of the three preceding Monthly Periods by subtracting the Base Rate from the Portfolio Yield for such Monthly Period and deducting |X|% from the result for each Monthly Period.

                  "Portfolio Yield" shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is an amount equal to the sum of (a) the amount of Collections of Finance Charge Receivables deposited into the Finance Charge Account and allocable to the Investor Certificates for such Monthly Period (b) the Principal Funding Investment Proceeds deposited into the Finance Charge Account on the Transfer Date related to such Monthly Period and (c) the amount of the Reserve Draw Amount (up to the Available Reserve Account Amount) plus any amounts of interest and earnings described in subsections 4.15(b) and (d), each deposited into the Finance Charge Account on the Transfer Date relating to such Monthly Period, such sum to be calculated on a cash basis after subtracting the Aggregate Investor Default Amount for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

                  "Principal Funding Account" shall have the meaning set forth in subsection 4.14(a).

                  "Principal Funding Account Balance" shall mean, with respect to any date of determination, the principal amount, if any, on deposit in the Principal Funding Account on such date of determination.

                  "Principal Funding Investment Proceeds" shall mean, with respect to each Transfer Date, the investment earnings on funds in the Principal Funding Account (net of investment expenses and losses) for the period from and including the immediately preceding Transfer Date to but excluding such Transfer Date.

                  "Principal Funding Investment Shortfall" shall mean, with respect to each Transfer Date relating to the Controlled Accumulation Period, the amount, if any, by which the Principal Funding Investment Proceeds for such Transfer Date are less than the Covered Amount determined as of such Transfer Date.

                  "Rapid Amortization Period" shall mean the Amortization Period commencing on the Pay Out Commencement Date and ending on the earlier to occur of (a) the Series 1999-1 Termination Date and (b) the termination of the Trust pursuant to Section 12.1.

                  "Rating Agency" shall mean Moody's and Standard & Poor's.

                  "Reallocated Class B Principal Collections" shall mean, with respect to any Transfer Date, Collections of Principal Receivables applied in accordance with subsection 4.12(a) in an amount not to exceed the product of (a) the Class B Investor Allocation with respect to the Monthly Period relating to such Transfer Date and (b) the Investor Percentage with respect to the Monthly Period relating to such Transfer Date and (c) the amount of Collections of Principal Receivables with respect to the Monthly Period relating to such Transfer Date; provided however, that such amount shall not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for such Transfer Date.

                  "Reallocated Principal Collections" shall mean the Reallocated Class B Principal Collections.

                  "Reference Banks" shall mean four major banks in the London interbank market selected by the Servicer. The Servicer agrees that one of such banks shall be [The Chase Manhattan Bank].

                  "Required Accumulation Factor Number" shall be equal to a fraction, rounded upwards to the nearest whole number, the numerator of which is one and the denominator of which is equal to the lowest monthly principal payment rate on the Accounts, expressed as a decimal, for the 12 months preceding the date of such calculation.

                  "Required Class B Investor Interest" shall mean (a) as of the Closing Date, the Class B Initial Investor Interest and (b) on any Transfer Date thereafter, |X|% of the sum of the Class A Adjusted Investor Interest and the Class B Investor Interest on such Transfer Date, after taking into account deposits into the Principal Funding Account on such Transfer Date and payments to be made on the related Distribution Date, and the Class B Investor Interest on the prior Transfer Date, after any adjustments to be made on such date, but not less than $|X|; provided, however, that (x) if either (i) there is a reduction in the Class B Investor Interest pursuant to clause (c), (d) or (e) of the definition of such term or (ii) a Pay Out Event with respect to the Investor Certificates has occurred, the Required Class B Investor Interest for any Transfer Date shall equal the Required Class B Investor Interest for the Transfer Date immediately preceding such reduction or Pay Out Event, (y) in no event shall the Required Class B Investor Interest exceed the sum of the outstanding principal amount of the Class A Certificates, as of the last day of the Monthly Period preceding such Transfer Date after taking into account the payments to be made on the related Distribution Date and (z) the Required Class B Investor Interest may be reduced at the Transferor's option at any time if the Transferor, the Servicer, the Class B Certificateholder and the Trustee have been provided evidence that the Rating Agency Condition shall have been satisfied with respect to such reduction.

                  "Required Reserve Account Amount" shall mean, with respect to any Transfer Date on or after the Reserve Account Funding Date, an amount equal to (a) |X|% of the outstanding principal balance of the Class A Certificates or
(b) any other amount designated by the Transferor; provided, however, that if such designation is of a lesser amount, the Transferor shall (i) provide the Servicer, the Class B Certificateholder and the Trustee with evidence that the Rating Agency Condition shall have been satisfied and (ii) deliver to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 1999-1.

                  "Reserve Account" shall have the meaning specified in subsection 4.15(a).

                  "Reserve Account Funding Date" shall mean the Transfer Date which occurs not later than the earliest of (a) the Transfer Date with respect to the Monthly Period which commences three months prior to the commencement of the Controlled Accumulation Period; (b) the first Transfer Date for which the Portfolio Adjusted Yield is less than |X|%, but in such event the Reserve Account Funding Date shall not be required to occur earlier than the Transfer Date with respect to the Monthly Period which commences 12 months prior to the commencement of the Controlled Accumulation Period; (c) the first Transfer Date for which the Portfolio Adjusted Yield is less than |X|%, but in such event the Reserve Account Funding Date shall not be required to occur earlier than the Transfer Date with respect to the Monthly Period which commences six months prior to the commencement of the Controlled Accumulation Period; and (d) the first Transfer Date for which the Portfolio Adjusted Yield is less than |X|%, but in such event the Reserve Account Funding Date shall not be required to occur earlier than the Transfer Date with respect to the Monthly Period which commences four months prior to the commencement of the Controlled Accumulation Period.

                  "Reserve Account Surplus" shall mean, as of any Transfer Date following the Reserve Account Funding Date, the amount, if any, by which the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount.

                  "Reserve Draw Amount" shall have the meaning specified in subsection 4.15(c).

                  "Revolving Period" shall mean the period from and including the Closing Date to, but not including, the earlier of (a) the day the Controlled Accumulation Period commences and (b) the Pay Out Commencement Date.

                  "Series 1999-1" shall mean the Series of the Dillard Credit Card Master Trust represented by the Investor Certificates.

                  "Series 1999-1 Certificateholders" shall mean the holder of record of a Series 1999-1 Certificate.

                  "Series 1999-1 Certificates" shall mean the Class A Certificates.

                  "Series 1999-1 Pay Out Event" shall have the meaning specified in Section 9 hereof.

                  "Series 1999-1 Termination Date" shall mean the earliest to occur of (a) the Distribution Date on which the Investor Interest is paid in full, (b) the __________________ Distribution Date and (c) the Trust Termination Date.

                  "Series Principal Shortfall" shall mean with respect to any Transfer Date, the excess, if any, of (a) (i) with respect to any Transfer Date relating to the Controlled Accumulation Period, the sum of (A) the Deposit Amount for such Transfer Date, and (B) the excess, if any, of the Class B Investor Interest for such Transfer Date over the Required Class B Investor Interest for such Transfer Date and (ii) with respect to any Transfer Date during the Rapid Amortization Period, the Adjusted Investor Interest over (b) the Investor Principal Collections minus the Reallocated Principal Collections for such Transfer Date.

                  "Series Servicing Fee Percentage" shall mean 2.0%.

                  "Shared Excess Finance Charge Collections" shall mean, with respect to any Distribution Date, as the context requires, either (x) the amount described in subsection 4.11(k) allocated to the Series 1999-1 Certificates but available to cover shortfalls in amounts paid from Collections of Finance Charge Receivables for other Series, if any or (y) the aggregate amount of Collections of Finance Charge Receivables allocable to other Series in excess of the amounts necessary to make required payments with respect to such Series, if any, and available to cover shortfalls with respect to the Series 1999-1 Certificates.

                  "Shared Principal Collections" shall mean either (a) the amount allocated to the Investor Certificates which may be applied to the Series Principal Shortfall with respect to other outstanding Series or (b) the amounts allocated to the investor certificates of other Series which the applicable Supplements for such Series specify are to be treated as "Shared Principal Collections" and which may be applied to cover the Series Principal Shortfall with respect to the Investor Certificates.

                  "Telerate Page 3750" shall mean the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

                  "Unallocated Principal Collections" shall have the meaning specified in subsection 4.5(d).

                  SECTION I3. Servicing Compensation. The share of the Servicing Fee allocable to Series 1999-1 with respect to any Transfer Date (the "Investor Servicing Fee") shall be equal to one-twelfth of the product of (i) the Series Servicing Fee Percentage and (ii) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Investor Servicing Fee shall be equal to the product of (i) a fraction, the numerator of which is the number of days from and including the Closing Date to and including the last day of the |X|, 1999 Monthly Period and the denominator of which is 360, (ii) the Series Servicing Fee Percentage and (iii) the Investor Interest on the Closing Date. The share of the Investor Servicing Fee allocable to the Class A Investor Interest with respect to any Transfer Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (i) the Class A Floating Allocation,
(ii) the Series Servicing Fee Percentage and (iii) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class A Servicing Fee shall be equal to the product of (i) the Class A Floating Allocation, (ii) a fraction, the numerator of which is the number of days from and including the Closing Date to and including the last day of the |X|, 1999 Monthly Period and the denominator of which is 360, (iii) the Series Servicing Fee Percentage and (iv) the Investor Interest on the Closing Date. The remaining portion of the Investor Servicing Fee will be allocable to the Class B Investor Interest with respect to any Transfer Date (the "Class B Servicing Fee"). Except as specifically provided above, the Servicing Fee shall be paid by the cash flows from the Trust allocated to the Transferor or the certificate holders of other Series (as provided in the related Supplements) and in no event shall the Trust, the Trustee or the Investor Certificateholders be liable therefor. The Class A Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof pursuant to subsections 4.9(a)(ii) and 4.11(a). The Class B Servicing Fee shall be payable solely to the extent amounts are available for distribution in respect thereof pursuant to subsection 4.11(f) or, if applicable, subsection 4.9(c)(i).

                  SECTION I4. Reassignment and Transfer Terms. The Investor Certificates shall be subject to retransfer to the Transferor at its option, in accordance with the terms specified in subsection 12.2(a), on any Distribution Date on or after the Distribution Date on which the Investor Interest is reduced to an amount less than or equal to 5.0% of the Initial Investor Interest. The deposit required in connection with any such repurchase shall include the amount, if any, on deposit in the Principal Funding Account and will be equal to the sum of (a) the Investor Interest and (b) accrued and unpaid interest on the Investor Certificates through the day preceding the Distribution Date on which the repurchase occurs.

                  SECTION I5. Delivery and Payment for the Investor Certificates. The Transferor shall execute the Investor Certificates and deliver the Series 1999-1 Certificates to the Trustee for authentication in accordance with Section 6.1. The Trustee shall deliver the Series 1999-1 Certificates when authenticated in accordance with Section 6.2.

                  SECTION I6. Depository; Form of Delivery of Investor Certificates.

                  (a) The Class A Certificates shall be delivered as Book-Entry Certificates as provided in Sections 6.1 and 6.10. The Class B Certificate shall be delivered as a definitive certificate registered in the name of the Transferor or an Affiliate thereof.

                  (b) The Depository for the Series 1999-1 Certificates shall be The Depository Trust Company, and the Class A Certificates shall be initially registered in the name of Cede & Co., its nominee.

                  SECTION I7. Article IV of Agreement. Sections 4.1, 4.2 and 4.3 shall be read in their entirety as provided in the Agreement. Article IV (except for Sections 4.1, 4.2 and 4.3 thereof) shall be read in its entirety as follows and shall be applicable only to the Investor Certificates:

                                   ARTICLE IV

                        RIGHTS OF CERTIFICATEHOLDERS AND
                    ALLOCATION AND APPLICATION OF COLLECTIONS

                  SECTION 4.4 Rights of Investor Certificateholders. The Investor Certificates shall represent undivided interests in the Trust, consisting of the right to receive, to the extent necessary to make the required payments with respect to such Investor Certificates at the times and in the amounts specified in this Agreement, (a) the Floating Investor Percentage and Fixed Investor Percentage (as applicable from time to time) of Collections received with respect to the Receivables and (b) funds on deposit in the Collection Account, the Finance Charge Account, the Excess Funding Account, the Principal Account, the Principal Funding Account, the Reserve Account and the Distribution Account. The Class B Certificates shall be subordinate to the Class A Certificates. The Transferor Certificate shall not represent any interest in the Collection Account, the Finance Charge Account, the Principal Account, the Excess Funding Account, the Principal Funding Account, the Reserve Account or the Distribution Account, except as specifically provided in this Article IV.

                  SECTION 4.5  Allocations.

                  (a) Allocations During the Revolving Period. During the Revolving Period, the Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate to the Investor Certificateholders or the Holder of the Transferor Certificate and pay or deposit from the Collection Account the following amounts as set forth below:

                  (i) Deposit into the Finance Charge Account an amount equal to the product of (A) the Investor Percentage on the Date of Processing of such Collections and (B) the aggregate amount of Collections processed in respect of Finance Charge Receivables on such Date of Processing to be applied in accordance with Section 4.9.

                  (ii) Deposit into the Principal Account an amount equal to the product of (A) the Class B Investor Allocation on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and (C) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing to be applied first in accordance with Section 4.12 and then in accordance with subsection 4.9(d).

                  (iii) [RESERVED]

                  (iv) (A) Deposit into the Principal Account an amount equal to the product of (1) the Class A Investor Allocation on the Date of Processing of such Collections, (2) the Investor Percentage on the Date of Processing of such Collections and (3) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing; provided, however, that the amount deposited into the Principal Account pursuant to this subsection 4.5(a)(iv)(A) shall not exceed the Daily Principal Shortfall, and (B) pay to the Holder of the Transferor Certificate an amount equal to the excess, if any, identified in the proviso to clause (A) above; provided, however, that the amount to be paid to the Holder of the Transferor Certificate pursuant to this subsection 4.5(a)(iv)(B) with respect to any Date of Processing shall be paid to the Holder of the Transferor Certificate only if the Transferor Interest on such Date of Processing is greater than the Minimum Transferor Interest (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Date of Processing and the application of payments referred to in subsection 4.3(b)) and otherwise shall be deposited into the Excess Funding Account.

                  (b) Allocations During the Controlled Accumulation Period. During the Controlled Accumulation Period, the Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate to the Investor Certificateholders or the Holder of the Transferor Certificate and pay or deposit from the Collection Account the following amounts as set forth below:

                  (i) Deposit into the Finance Charge Account an amount equal to the product of (A) the Investor Percentage on the Date of Processing of such Collections and (B) the aggregate amount of Collections processed in respect of Finance Charge Receivables on such Date of Processing to be applied in accordance with Section 4.9.

                  (ii) Deposit into the Principal Account an amount equal to the product of (A) the Class B Investor Allocation on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and (C) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing to be applied first in accordance with Section 4.12 and then in accordance with subsection 4.9(e).

                  (iii)  [RESERVED]

                  (iv) (A) Deposit into the Principal Account an amount equal to the product of (1) the Class A Investor Allocation on the Date of Processing of such Collections, (2) the Investor Percentage on the Date of Processing of such Collections and (3) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing; provided, however, that the amount deposited into the Principal Account pursuant to this subsection 4.5(b)(iv)(A) shall not exceed the Daily Principal Shortfall, and (B) pay to the Holder of the Transferor Certificate an amount equal to the excess, if any, identified in the proviso to clause (A) above; provided, however, that the amount to be paid to the Holder of the Transferor Certificate pursuant to this subsection 4.5(b)(iv)(B) with respect to any Date of Processing shall be paid to the Holder of the Transferor Certificate only if the Transferor Interest on such Date of Processing is greater than the Minimum Transferor Interest (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Date of Processing and the application of payments referred to in subsection 4.3(b)) and otherwise shall be deposited into the Excess Funding Account.

                  (c) Allocations During the Rapid Amortization Period. During the Rapid Amortization Period, the Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate to the Investor Certificateholders and pay or deposit from the Collection Account the following amounts as set forth below:

                  (i) Deposit into the Finance Charge Account an amount equal to the product of (A) the Investor Percentage on the Date of Processing of such Collections and (B) the aggregate amount of Collections processed in respect of Finance Charge Receivables on such Date of Processing to be applied in accordance with Section 4.9.

                  (ii) (A) Deposit into the Principal Account an amount equal to the product of (1) the Investor Percentage on the Date of Processing of such Collections and (2) the aggregate amount of Collections processed in respect of Principal Receivables on such Date of Processing; provided, however, that the amount deposited into the Principal Account pursuant to this subsection 4.5(c)(ii)(A) shall not exceed the sum of the Investor Interest as of the close of business on the last day of the prior Monthly Period (after taking into account any payments to be made on the Distribution Date relating to such prior Monthly Period and deposits and any adjustments to be made to the Investor Interest to be made on the Transfer Date relating to such Monthly Period) and any Reallocated Principal Collections relating to the Monthly Period in which such deposit is made and (B) pay to the Holder of the Transferor Certificate an amount equal to the excess, if any, identified in the proviso to clause (A) above; provided, however, that the amount to be paid to the Holder of the Transferor Certificate pursuant to this subsection 4.5(c)(ii)(B) with respect to any Date of Processing shall be paid to the Holder of the Transferor Certificate only if the Transferor Interest on such Date of Processing is greater than the Minimum Transferor Interest (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Date of Processing and the application of payments referred to in subsection 4.3(b)) and otherwise shall be deposited into the Excess Funding Account.

                  (d) Limitation on Required Deposits. With respect to the Investor Certificates, and notwithstanding anything in the Agreement or this Series Supplement to the contrary, whether or not the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account pursuant to subsections 4.5(a), 4.5(b) and 4.5(c), with respect to any Monthly Period (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account or the Principal Account in an amount equal to the lesser of (x) the amount required to be deposited into any such deposit account pursuant to subsection 4.5(a), 4.5(b) or 4.5(c) and (y) the amount required to be distributed on or prior to the related Distribution Date to the Investor Certificateholders and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account. To the extent that, in accordance with this subsection 4.5(d), the Servicer has retained amounts which would otherwise be required to be deposited in the Finance Charge Account or the Principal Account with respect to any Monthly Period, the Servicer shall be required to deposit such amounts in the Finance Charge Account or the Principal Account on the related Transfer Date to the extent necessary to make required distributions to the Investor Certificateholders on the related Distribution Date, including any amounts which are required to be applied as Reallocated Principal Collections.

                  For so long as the Servicer shall (i) satisfy the conditions specified in the third paragraph of subsection 4.3(a) of the Agreement and (ii) be making deposits to the Principal Account and Finance Charge Account on a monthly basis, all requirements herein to deposit amounts on a daily basis shall be deemed to be satisfied to the extent that the required monthly deposit is made and all references to amounts on deposit in such accounts shall be deemed to include amounts which would otherwise have been deposited therein on a daily basis.

                  SECTION 4.6 Determination of Monthly Interest.

         (a) The amount of monthly interest distributable to the Class A Certificates shall be an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) (i) the Class A Certificate Rate in effect with respect to the related Interest Period, and (ii) the outstanding principal balance of the Class A Certificates determined as of the close of business on the Distribution Date preceding the related Transfer Date (after giving effect to all of the transactions occurring on such date) (the "Class A

Monthly Interest"); provided, however, that with respect to the first Distribution Date, Class A Monthly Interest will include, accrued interest at the Class A Certificate Rate from the Closing Date through __________________, 1999; provided, further, that in addition to Class A Monthly Interest, an amount equal to the amount of any unpaid Class A Deficiency Amounts, as defined below, plus an amount equal to the product of (A) (1) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (2) the sum of the Class A Certificate Rate in effect with respect to the related Interest Period, plus 2% per annum, and
(B) any Class A Deficiency Amount from the prior Transfer Date, as defined below (or the portion thereof which has not theretofore been paid to Class A Certificateholders) (the "Class A Additional Interest") shall also be distributable to the Class A Certificates, and on such Transfer Date the Trustee shall deposit such funds, to the extent available, into the Distribution Account. The "Class A Deficiency Amount" for any Transfer Date shall be equal to the excess, if any, of the aggregate amount accrued pursuant to this subsection 4.6(a) as of the prior Interest Period over the amount actually transferred to the Distribution Account for payment of such amount.

                  (b) [RESERVED]

                  (c) [RESERVED]

                  SECTION 4.7 Determination of Monthly Principal.

                  (a) The amount of monthly principal distributable from the Principal Account with respect to the Class A Certificates on each Transfer Date ("Class A Monthly Principal"), beginning with the Transfer Date in the month following the month in which the Controlled Accumulation Period or, if earlier, the Rapid Amortization Period, begins, shall be equal to the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Controlled Accumulation Period prior to the Class A Scheduled Payment Date, the Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Investor Interest on such Transfer Date prior to any deposit into the Principal Funding Account to be made on such day.

                  (b)  [RESERVED]

                  (c) The amount of monthly principal (the "Class B Monthly Principal") distributable from the Principal Account with respect to the Class B Certificates on each Transfer Date shall be (A) during the Revolving Period following any reduction of the Required Class B Investor Interest pursuant to clause (z) of the proviso in the definition thereof an amount equal to the lesser of (1) the excess, if any, of the Class B Interest (after taking into account any adjustments to be made on such Transfer Date pursuant to Sections
4.10 and 4.12) over the Required Class B Investor Interest on such Transfer Date and (2) the Available Investor Principal Collections on such Transfer Date or
(B) during the Controlled Accumulation Period or Rapid Amortization Period, an amount equal to the lesser of (1) the excess, if any, of the Class B Investor Interest (after taking into account any adjustments to be made on such Transfer Date pursuant to Sections 4.10 and 4.12) over the Required Class B Investor Interest on such Transfer Date and (2) the excess, if any, of (i) the Available
Investor Principal Collections on such Transfer Date over (ii) the sum of the Class A Monthly Principal for such Transfer Date.

                  SECTION 4.8 Coverage of Required Amount. (a) On or before each Transfer Date, the Servicer shall determine the amount (the "Class A Required Amount"), if any, by which the sum of (i) the Class A Monthly Interest for such Transfer Date, plus (ii) the Class A Deficiency Amount, if any, for such Transfer Date, plus (iii) the Class A Additional Interest, if any, for such Transfer Date, plus (iv) the Class A Servicing Fee for the prior Monthly Period plus (v) the Class A Servicing Fee, if any, due but not paid on any prior Transfer Date, plus (vi) the Class A Investor Default Amount, if any, for the prior Monthly Period, exceeds the Class A Available Funds for the related Monthly Period.

                  (b) [RESERVED]

                  (c) In the event that the Class A Required Amount for such Transfer Date is greater than zero, the Servicer shall give written notice to the Trustee of such positive Class A Required Amount on or before such Transfer Date. In the event that the Class A Required Amount for such Transfer Date is greater than zero, all or a portion of the Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1999-1 with respect to such Transfer Date in an amount equal to the Class A Required Amount, to the extent available, for such Transfer Date shall be distributed from the Finance Charge Account on such Transfer Date pursuant to subsection 4.11(a). In the event that the Class A Required Amount for such Transfer Date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1999-1 with respect to such Transfer Date the Collections of Principal Receivables allocable to the Class B Certificates (after application to the Class A Required Amount) with respect to such Transfer Date shall be applied as specified in
Section 4.12; provided, however, that the sum of any payments pursuant to this paragraph shall not exceed the Class A Required Amount.

                  SECTION 4.9 Monthly Payments. On or before each Transfer Date, the Servicer shall instruct the Trustee in writing (which writing shall be substantially in the form of Exhibit B hereto) to withdraw and the Trustee, acting in accordance with such instructions, shall withdraw on such Transfer Date or the related Distribution Date, as applicable, to the extent of available funds, the amounts required to be withdrawn from the Finance Charge Account, the Principal Account, the Principal Funding Account and the Distribution Account as follows:

                  (a) An amount equal to the Class A Available Funds deposited into the Finance Charge Account for the related Monthly Period shall be distributed on each Transfer Date in the following priority:

                  (i) an amount equal to Class A Monthly Interest for such Transfer Date, plus the amount of any Class A Deficiency Amount for such Transfer Date, plus the amount of any Class A Additional Interest for such Transfer Date, shall be deposited by the Servicer or the Trustee into the Distribution Account;

                  (ii) an amount equal to the Class A Servicing Fee for such Transfer Date plus the amount of any Class A Servicing Fee due but not paid to the Servicer on any prior Transfer Date shall be distributed to the Servicer;

                  (iii) an amount equal to the Class A Investor Default Amount, if any, for the preceding Monthly Period shall be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date; and

                  (iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as set forth in Section 4.11.

                  (b) [RESERVED]

                  (c) An amount equal to the Class B Available Funds deposited into the Finance Charge Account for the related Monthly Period shall be distributed on each Transfer Date in the following priority:

                  (i) if none of the Transferor, an Affiliate thereof or the Trustee is the Servicer, an amount equal to the Class B Servicing Fee for such Transfer Date plus the amount of any Class B Servicing Fee due but not paid to the Servicer on any prior Transfer Date shall be distributed to the Servicer; and

                  (ii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as set forth in Section 4.11.

                  (d) During the Revolving Period, an amount equal to the Available Investor Principal Collections deposited into the Principal Account for the related Monthly Period shall be distributed on each Transfer Date in the following priority:

                  (i) an amount equal to the Class B Monthly Principal for such Transfer Date shall be distributed to the Class B Certificateholder;

                  (ii) an amount equal to the lesser of (A) the product of (1) a fraction, the numerator of which is equal to the Available Investor Principal Collections remaining after the application specified in subsection 4.9(d)(i) above and the denominator of which is equal to the sum of the Available Investor Principal Collections available for sharing as specified in the related Supplement for each Series and (2) the Cumulative Series Principal Shortfall and (B) Available Investor Principal Collections, shall remain in the Principal Account to be treated as Shared Principal Collections and applied to Series other than this Series 1999-1; and

                  (iii) an amount equal to the excess, if any, of (A) the Available Investor Principal Collections for such Transfer Date over
         (B) the applications specified in subsections 4.9(d)(i) and (ii) above shall be paid to the Holder of the Transferor Certificate; provided, however, that

      -

         the amount to be paid to the Holder of the Transferor
         Certificate pursuant to this subsection 4.9(d)(iii) with respect to such Transfer Date shall be paid to the Holder of the Transferor Certificate only if the Transferor Interest on such Date of Processing is greater than the Minimum Transferor Interest (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Transfer Date and the application of payments referred to in subsection 4.3(b)) and otherwise deposited into the Excess Funding Account.

                  (e) During the Controlled Accumulation Period or the Rapid Amortization Period, an amount equal to the Available Investor Principal Collections deposited into the Principal Account for the related Monthly Period shall be distributed on each Transfer Date in the following priority:

                  (i) an amount equal to the Class A Monthly Principal for such Transfer Date, shall be (A) during the Controlled Accumulation Period, deposited into the Principal Funding Account, and (B) during the Rapid Amortization Period, deposited into the Distribution Account;

                  (ii) [RESERVED]

                  (iii) for each Transfer Date (other than the Transfer Date immediately preceding the Series 1999-1 Termination Date, in which case on the Series 1999-1 Termination Date) after giving effect to the distribution referred to in clauses (i) and (ii) above, an amount equal to Class B Monthly Principal shall be distributed to the Class B Certificateholder;

                  (iv) an amount equal to the lesser of (A) the product of (1) a fraction, the numerator of which is equal to the Available Investor Principal Collections remaining after the application specified in subsections 4.9(e)(i), (ii) and (iii) above and the denominator of which is equal to the sum of the Available Investor Principal Collections available for sharing as specified in the related Series Supplement for each Series and (2) the Cumulative Series Principal Shortfall and (B) the Available Investor Principal Collections, shall remain in the Principal Account to be treated as Shared Principal Collections and applied to Series other than this Series 1999-1; and

                  (v) an amount equal to the excess, if any, of (A) the Available Investor Principal Collections over (B) the applications specified in subsections 4.9(e)(i) through (iv) above shall be paid to the Holder of the Transferor Certificate; provided, however, that the amount to be paid to the Holder of the Transferor Certificate pursuant to this subsection 4.9(e)(v) with respect to such Transfer Date shall be paid to the Holder of the Transferor Certificate only if the Transferor Interest on such Date of Processing is greater than the Minimum Transferor Interest (after giving effect to the inclusion in the Trust of all Receivables created on or prior to such Transfer Date and the application of payments referred to in subsection 4.3(b)) and otherwise shall be deposited into the Excess Funding Account.

                  (f) on the earlier to occur of (i) the first Transfer Date with respect to the Rapid Amortization Period and (ii) the Transfer Date immediately preceding the Class A Scheduled Payment Date, the Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the

Principal Funding Account and deposit in the Distribution Account the amount on deposit in the Principal Funding Account.

                  (g) On each Distribution Date, the Trustee shall pay in accordance with subsection 5.1(a) to the Class A Certificateholders from the Distribution Account, the amount deposited into the Distribution Account pursuant to subsection 4.9(a)(i) on the preceding Transfer Date.

                  (h) On the earlier to occur of (i) the first Distribution Date with respect to the Rapid Amortization Period and (ii) the Class A Scheduled Payment Date and on each Distribution Date thereafter, the Trustee, acting in accordance with instructions from the Servicer, shall pay in accordance with
Section 5.1 from the Distribution Account the amount so deposited into the Distribution Account pursuant to subsections 4.9(e) and (f) on the related Transfer Date in an amount equal to the lesser of such amount on deposit in the Distribution Account and the Class A Investor Interest shall be paid to the Class A Certificateholders.

                  (i) The Controlled Accumulation Period is scheduled to commence at the close of business on ___________________; provided, however, that, if the Accumulation Period Length (determined as described below) is less than 12 months, the date on which the Controlled Accumulation Period actually commences will be delayed to the first Business Day of the month that is the number of whole months prior to the Class A Scheduled Payment Date at least equal to the Accumulation Period Length and, as a result, the number of Monthly Periods in the Controlled Accumulation Period will at least equal the Accumulation Period Length. On the ____________________ Determination Date, and each Determination Date thereafter until the Controlled Accumulation Period begins, the Servicer will determine the "Accumulation Period Length" which will equal the number of whole months such that the sum of the Accumulation Period Factors for each month during such period will be equal to or greater than the Required Accumulation Factor Number; provided, however, that the Accumulation Period Length will not be determined to be less than one month.

                  SECTION 4.10 Investor Charge-Offs.

                  (a) On or before each Transfer Date, the Servicer shall calculate the Class A Investor Default Amount. If on any Transfer Date, the Class A Investor Default Amount for the prior Monthly Period exceeds the sum of the amount allocated with respect thereto pursuant to subsection 4.9(a)(iii), subsection 4.11(a) and Section 4.12 with respect to such Monthly Period, the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge- offs and any Reallocated Principal Collections on such Transfer
Date) will be reduced by the amount of such excess, but not by more than the lesser of the Class A Investor Default Amount and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Principal Collections on such Transfer Date) for such Transfer Date. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not by more than the Class A Investor Default Amount for such Transfer Date (a "Class A Investor Charge-Off"). If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1999-1 allocated and available for such purpose pursuant to subsection 4.11(b).

                  (b)   [RESERVED]

                  (c) On or before each Transfer Date, the Servicer shall calculate the Class B Investor Default Amount. If on any Transfer Date, the Class B Investor Default Amount for the prior Monthly Period exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1999-1 allocated and available to fund such amount pursuant to subsection 4.11(g), the Class B Investor Interest will be reduced by the amount of such excess but not by more than the lesser of the Class B Investor Default Amount and the Class B Investor Interest for such Transfer Date (a "Class B Investor Charge-Off"). The Class B Investor Interest will also be reduced by the amount of Reallocated Principal Collections pursuant to Section 4.12 and the amount of any portion of the Class B Investor Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest, pursuant to subsection 4.10(a). The Class B Investor Interest will thereafter be reimbursed on any Transfer Date by the amount of the Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1999-1 allocated and available for that purpose as described under subsection 4.11(h).

                  SECTION 4.11 Excess Spread. On or before each Transfer Date, the Servicer shall instruct the Trustee in writing (which writing shall be substantially in the form of Exhibit B hereto) to apply Excess Spread with respect to the related Monthly Period to make the following distributions on each Transfer Date in the following priority:

                  (a) an amount equal to the Class A Required Amount, if any, with respect to such Transfer Date shall be used to fund the Class A Required Amount and be applied in accordance with, and in the priority set forth in, subsection 4.9(a);

                  (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed shall be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date;

                  (c) [RESERVED]

                  (d) [RESERVED]


                  (e) [RESERVED]

                  (f) an amount equal to the aggregate amount of accrued but unpaid Class B Servicing Fees shall be paid to the Servicer;

                  (g) an amount equal to the Class B Investor Default Amount, if any, for the prior Monthly Period shall be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date;

                  (h) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced below the Required Class B Investor Interest for reasons other than the payment of principal to the Class B Investor (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date;

                  (i) on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described in Section 4.15(f), an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account;

                  (j) if there is not a Finance Charge Shortfall (as defined in the relevant Supplement for another outstanding Series in Group One) for any other Series in Group One, the balance shall be paid to the Class B Certificateholder; and

                  (k) the balance, if any, after giving effect to the payments made pursuant to subparagraphs (a) through (j) above shall constitute "Shared Excess Finance Charge Collections" with respect to other Series in Group One.

                  To the extent of the Finance Charge Shortfall, if any, following the application on each Transfer Date of Excess Spread as described above, the Servicer shall instruct the Trustee in writing (which writing shall be substantially in the form of Exhibit B hereto) to apply Shared Excess Finance Charge Collections with respect to Group One allocable to Series 1999-1 in the priority set forth above.

                  SECTION 4.12 Reallocated Principal Collections. On or before each Transfer Date, the Servicer shall instruct the Trustee in writing (which writing shall be substantially in the form of Exhibit B hereto) to withdraw from the Principal Account and apply Reallocated Principal Collections with respect to such Transfer Date, to make the following distributions on each Transfer Date in the following priority:

                  (a) an amount equal to the excess, if any, of (i) the Class A Required Amount, if any, with respect to such Transfer Date over (ii) the amount of Excess Spread with respect to the related Monthly Period, shall be applied pursuant to the priority set forth in subsection 4.9(a); and

                  (b) [RESERVED]

                  (c) On each Transfer Date, the Class B Investor Interest shall be reduced by the amount of Reallocated Class B Principal Collections for such Transfer Date. In the event that such reduction would cause the Class B Investor Interest (after giving effect to any Class B Investor Charge-Offs for such Transfer Date) to be a negative number, the Class B Investor Interest (after giving effect to any Class B Investor Charge-Offs for such Transfer Date) shall be reduced to zero.

                  SECTION 4.13  Shared Principal Collections.

                  (a) The portion of Shared Principal Collections on deposit in the Principal Account equal to the amount of Shared Principal Collections allocable to Series 1999-1 on any Transfer Date shall be applied as Available Investor Principal Collections pursuant to Section 4.9 and pursuant to such
Section 4.9 shall be deposited in the Distribution Account.

                  (b) Shared Principal Collections allocable to Series 1999-1 with respect to any Transfer Date shall mean an amount equal to the Series Principal Shortfall, if any, with respect to Series 1999-1 for such Transfer Date; provided, however, that if the aggregate amount of Shared Principal Collections for all Series for such Transfer Date is less than the Cumulative Series Principal Shortfall for such Transfer Date, then Shared Principal Collections allocable to Series 1999-1 on such Transfer Date shall equal the product of (i) Shared Principal Collections for all Series for such Transfer Date and (ii) a fraction, the numerator of which is the Series Principal Shortfall with respect to Series 1999-1 for such Transfer Date and the denominator of which is the aggregate amount of Cumulative Series Principal Shortfall for all Series for such Transfer Date.

                  SECTION 4.14  Principal Funding Account.

                  (a) The Trustee shall establish and maintain, in the name of the Trust, on behalf of the Trust, for the benefit of the Investor Certificateholders, an Eligible Deposit Account (the "Principal Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Principal Funding Account and in all proceeds thereof. The Principal Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. If at any time the Principal Funding Account ceases to be an Eligible Deposit Account, the Transferor shall notify the Trustee, and the Trustee upon being notified (or the Servicer on its behalf) shall, within 10 Business Days, establish a new Principal Funding Account meeting the conditions specified in the definition of Eligible Deposit Account, and shall transfer any cash or any investments to such new Principal Funding Account. The Trustee, at the direction of the Servicer, shall (i) make withdrawals from the Principal Funding Account from time to time, in the amounts and for the purposes set forth in this Series Supplement, and (ii) on each Transfer Date (from and after the commencement of the Controlled Accumulation Period) prior to termination of the Principal Funding Account make a deposit into the Principal Funding Account in the amount specified in, and otherwise in accordance with, subsection 4.9(e).

                  (b) Funds on deposit in the Principal Funding Account shall be invested at the direction of the Servicer by the Trustee in Permitted Investments. Funds on deposit in the Principal Funding Account on any Transfer Date, after giving effect to any withdrawals from the Principal Funding Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the next succeeding Transfer Date. The Trustee shall maintain for the benefit of the Investor Certificateholders possession of the negotiable instruments or securities, if any, evidencing such Permitted Investments. No Permitted Investment shall be disposed of prior to its maturity.

                  On the Transfer Date occurring in the month following the commencement of the Controlled Accumulation Period and on each Transfer Date thereafter with respect to the Controlled Accumulation Period, the Trustee, acting at the Servicer's direction given on or before such Transfer Date, shall transfer from the Principal Funding Account to the Finance Charge Account the Principal Funding Investment Proceeds on deposit in the Principal Funding Account, but not in excess of the Covered Amount, for application as Class A Available Funds applied pursuant to subsection 4.9(a)(i).

                  Any Excess Principal Funding Investment Proceeds shall be paid to the Transferor on each Transfer Date. An amount equal to any Principal Funding Investment Shortfall shall be deposited in the Finance Charge Account on each Transfer Date from the Reserve Account to the extent funds are available pursuant to subsection 4.15(d). Principal Funding Investment Proceeds (including reinvested interest) shall not be considered part of the amounts on deposit in the Principal Funding Account for purposes of this Series Supplement.

                  SECTION 4.15 Reserve Account.

                  (a) The Trustee shall establish and maintain, on behalf of the Trust, for the benefit of the Investor Certificateholders, an Eligible Deposit Account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof. The Reserve Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. If at any time the institution holding the Reserve Account ceases to be an Eligible Deposit Account, the Transferor shall notify the Trustee, and the Trustee upon being notified (or the Servicer on its behalf) shall, within 10 Business Days, establish a new Reserve Account meeting the conditions specified in the definition of Eligible Deposit Account, and shall transfer any cash or any investments to such new Reserve Account. The Trustee, at the direction of the Servicer, shall (i) make withdrawals from the Reserve Account from time to time in an amount up to the Available Reserve Account Amount at such time, for the purposes set forth in this Series Supplement, and (ii) on each Transfer Date (from and after the Reserve Account Funding Date) prior to termination of the Reserve Account make a deposit into the Reserve Account in the amount specified in, and otherwise in accordance with, subsection 4.11(i).

                  (b) Funds on deposit in the Reserve Account shall be invested at the direction of the Servicer by the Trustee in Permitted Investments. Funds on deposit in the Reserve Account on any

Transfer Date, after giving effect to any withdrawals from the Reserve Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the next succeeding Transfer Date. The Trustee shall maintain for the benefit of the Investor Certificateholders possession of the negotiable instruments or securities, if any, evidencing such Permitted Investments. No Permitted Investment shall be disposed of prior to its maturity. On each Transfer Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Transfer Date on funds on deposit in the Reserve Account shall be retained in the Reserve Account (to the extent that the Available Reserve Account Amount is less than the Required Reserve Account Amount) and the balance, if any, shall be deposited into the Finance Charge Account and included in Class A Available Funds for such Transfer Date. For purposes of determining the availability of funds or the balance in the Reserve Account for any reason under this Series Supplement, except as otherwise provided in the preceding sentence, investment earnings on such funds shall be deemed not to be available or on deposit.

                  (c) On or before each Transfer Date with respect to the Controlled Accumulation Period prior to the payment in full of the Class A Investor Interest and on or before the first Transfer Date with respect to the Rapid Amortization Period, the Servicer shall calculate the "Reserve Draw Amount" which shall be equal to the Principal Funding Investment Shortfall with respect to each Transfer Date with respect to the Controlled Accumulation Period or the first Transfer Date with respect to the Rapid Amortization Period; provided, however, that such amount will be reduced to the extent that funds otherwise would be available for deposit in the Reserve Account under Section 4.11(i) with respect to such Transfer Date.

                  (d) In the event that for any Transfer Date the Reserve Draw Amount is greater than zero, the Reserve Draw Amount, up to the Available Reserve Account Amount, shall be withdrawn from the Reserve Account on such Transfer Date by the Trustee (acting in accordance with the instructions of the Servicer), deposited into the Finance Charge Account and included in Class A Available Funds for such Transfer Date.

                  (e) In the event that the Reserve Account Surplus on any Transfer Date, after giving effect to all deposits to and withdrawals from the Reserve Account with respect to such Transfer Date, is greater than zero, the Trustee, acting in accordance with the instructions of the Servicer, shall withdraw from the Reserve Account, and pay to the Class B Certificateholder, an amount equal to such Reserve Account Surplus.

                  (f) Upon the earliest to occur of (i) the termination of the Trust pursuant to Article XII of the Agreement, (ii) if the Controlled Accumulation Period has not commenced, the first Transfer Date relating to the Rapid Amortization Period and (iii) if the Controlled Accumulation Period has commenced, the earlier of the first Transfer Date with respect to the Rapid Amortization Period and the Transfer Date immediately preceding the Class A Scheduled Payment Date, the Trustee, acting in accordance with the instructions of the Servicer, after the prior payment of all amounts owing to the Series 1999-1 Certificateholders that are payable from the Reserve Account as provided herein, shall withdraw from the Reserve Account and pay to the Class B Certificateholder, all amounts, if any, on deposit in the Reserve Account and the Reserve Account shall be deemed to have terminated for purposes of this Series Supplement.

                  SECTION 4.16 Determination of LIBOR.

                  (a) On each LIBOR Determination Date, the Trustee shall determine LIBOR on the basis of the rate for deposits in United States dollars for a period equal to the relevant Interest Period (except that, for the purpose of determining LIBOR, the initial Interest Period shall be one month) which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date shall be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Period. The Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Interest Period.

                  (b) The Trustee shall provide the Class A Certificate Rate applicable to the then current and immediately preceding Interest Periods to any Investor Certificateholder requesting such information by telephoning the Trustee at the telephone number which is currently (212) XXX-XXXX.

                   (c) On each LIBOR Determination Date prior to 12:00 noon New York City time, the Trustee shall send to the Servicer by facsimile notification of LIBOR for the following Interest Period.

                  SECTION 4.17 Transferor's or Servicer's Failure to Make a Deposit or Payment.

                  If the Servicer or the Transferor fails to make, or give instructions to make, any payment or deposit (other than as required by subsections 2.4(d) and (e) and 12.2(a) or Sections 10.2 and 12.1) required to be made or given by the Servicer or Transferor, respectively, at the time specified in the Agreement (including applicable grace periods), the Trustee shall make such payment or deposit from the applicable Investor Account without instruction from the Servicer or Transferor. The Trustee shall be required to make any such payment, deposit or withdrawal hereunder only to the extent that the Trustee has sufficient information to allow it to determine the amount thereof; provided, however, that the Trustee shall in all cases be deemed to have sufficient information to determine the amount of interest payable to the Series 1999-1 Certificateholders on each Distribution Date. The Servicer shall, upon request of the Trustee, promptly provide the Trustee with all information necessary to allow the Trustee to make such payment, deposit or withdrawal. Such funds or the proceeds of such withdrawal shall be applied by the Trustee in the manner in which such payment or deposit should have been made by the Transferor or the Servicer, as the case may be.

                  SECTION 8. Article V of the Agreement. Article V of the Agreement shall read in its entirety as follows and shall be applicable only to the Investor Certificateholders:


                                    ARTICLE V

                      DISTRIBUTIONS AND REPORTS TO INVESTOR
                               CERTIFICATEHOLDERS

                  SECTION 5.1 Distributions. (a) On each Distribution Date, the Trustee shall distribute (in accordance with the certificate delivered on or before the related Transfer Date by the Servicer to the Trustee pursuant to subsection 3.4(b)) to each Class A Certificateholder of record on the immediately preceding Record Date (other than as provided in subsection 2.4(e) or Section 12.3 respecting a final distribution) such Certificateholder's pro rata share (based on the aggregate Undivided Interests represented by Class A Certificates held by such Certificateholder) of amounts on deposit in the Distribution Account as are payable to the Class A Certificateholders pursuant to Section 4.9 by check mailed to each Class A Certificateholder (at such Certificateholder's address as it appears in the Certificate Register), except that with respect to Class A Certificates registered in the name of the nominee of a Clearing Agency, such distribution shall be made in immediately available funds.

                  (b) [RESERVED]

                  SECTION 5.2 Monthly Series 1999-1 Certificateholders'
Statement.

                  (a) On or before each Distribution Date, the Trustee shall forward to each Series 1999-1 Certificateholder, each Rating Agency and the Class B Certificateholder a statement substantially in the form of Exhibit C to this Series Supplement prepared by the Servicer, delivered to the Trustee and setting forth, among other things, the following information (which, in the case of subclauses (i) and (ii) below, shall be stated on the basis of an original principal amount of $1,000 per Certificate and, in the case of subclauses (viii) and (ix) shall be stated on an aggregate basis and on the basis of an original principal amount of $1,000 per Certificate, as applicable):

                  (i) the amount of the current distribution allocable to Class A Monthly Principal and Class B Monthly Principal, respectively;

                  (ii) the amount of the current distribution allocable to Class A Monthly Interest, Class A Deficiency Amounts and Class A Additional Interest, respectively;

                  (iii) the amount of Collections of Principal Receivables processed during the related Monthly Period and allocated in respect of the Class A Certificates and the Class B Certificates, respectively;

                  (iv) the amount of Collections of Finance Charge Receivables processed during the related Monthly Period and allocated in respect of the Class A Certificates and the Class B Certificates, respectively;

                  (v) the aggregate amount of Principal Receivables, the Investor Interest, the Adjusted Investor Interest, the Class A Investor Interest, the Class A Adjusted Investor Interest, the Class B Investor Interest, the Floating Investor Percentage, the Class A Floating Allocation, the Class B Floating Allocation, and the Fixed Investor Percentage, Class A Fixed Allocation and the Class B Fixed Allocation with respect to the Principal Receivables in the Trust as of the close of business on the Distribution Date preceding such Transfer Date (after giving effect to all of the transactions occurring on such date);

                  (vi) the aggregate outstanding balance of Accounts which were 30 to 59, 60 to 89, and 90 or more days delinquent as of the end of the day on the Record Date;

                  (vii) the Aggregate Investor Default Amount, the Class A Investor Default Amount and the Class B Investor Default Amount for the related Monthly Period;

                  (viii) the aggregate amount of Class A Investor Charge-Offs and Class B Investor Charge-Offs for the related Monthly Period;

                  (ix) the aggregate amount of Class A Investor Charge-Offs and Class B Investor Charge-Offs reimbursed on the Transfer Date immediately preceding such Distribution Date;

                  (x) the amount of the Class A Servicing Fee and the Class B Servicing Fee for the related Monthly Period;

                  (xi) the Portfolio Yield for the preceding Monthly Period;

                  (xii) the amount of Reallocated Class B Principal Collections with respect to such Distribution Date;

                  (xiii) the Class B Investor Interest of the close of business on such Distribution Date;

                  (xiv) LIBOR for the Interest Period ending on such Distribution Date;

                  (xv)  the Principal Funding Account Balance on the Transfer
Date;

                  (xvi)  the Accumulation Shortfall;

                  (xvii) the Principal Funding Investment Proceeds transferred to the Finance Charge Account on the related Transfer Date;

                  (xviii) the Principal Funding Investment Shortfall on the related Transfer Date;

                  (xix) the amount of Class A Available Funds on deposit in the Finance Charge Account on the related Transfer Date;

                  (xx) the current Class A Certificate Rate; and

                  (xxi) such other items as are set forth in Exhibit C to this Series Supplement.

                  (b) Annual Certificateholders' Tax Statement. On or before January 31 of each calendar year, beginning with calendar year 2000, the Trustee shall distribute to each Person who at any time during the preceding calendar year was a Series 1999-1 Certificateholder, a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Series 1999-1 Certificateholders, as set forth in subclauses (i) and
(ii) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 1999-1 Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Servicer deems necessary or desirable to enable the Series 1999-1 Certificateholders to prepare their tax returns. Such obligations of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

                  SECTION 9. Series 1999-1 Pay Out Events. If any one of the following events shall occur with respect to the Investor Certificates:

                  (a) failure on the part of the Transferor (i) to make any payment or deposit required by the terms of (A) the Agreement or (B) this Series Supplement, on or before the date occurring five days after the date such payment or deposit is required to be made herein or (ii) duly to observe or perform in any material respect any covenants or agreements of the Transferor set forth in the Agreement or this Series Supplement, which failure has a material adverse effect on the Series 1999-1 Certificateholders (which determination shall be made without reference to the amount of the Class B Investor Interest) and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of this Series 1999-1, and continues to affect materially and adversely the interests of the Series 1999-1 Certificateholders (which determination shall be made without reference to the amount of the Class B Investor Interest) for such period;

                  (b) any representation or warranty made by the Transferor in the Agreement or this Series Supplement, or any information contained in a computer file or microfiche list required to be delivered by the Transferor pursuant to Section 2.1 or 2.6, (i) shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee


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by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of this Series 1999-1, and (ii) as a result of which the interests of the Series 1999-1 Certificateholders are materially and adversely affected (which determination shall be made without reference to the amount of the Class B Investor Interest) and continue to be materially and adversely affected for such period; provided, however, that a Series 1999-1 Pay Out Event pursuant to this subsection 9(b) hereof shall not be deemed to have occurred hereunder if the Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Agreement;

                  (c) the average Portfolio Yield for any three consecutive Monthly Periods is reduced to a rate which is less than the average Base Rate for such period;

                  (d) the Transferor shall fail to convey Receivables arising under Additional Accounts, or Participations, to the Trust, as required by subsection 2.6(a);

                  (e) any Servicer Default shall occur which would have a material adverse effect on the Series 1999-1 Certificateholders; or

                  (f) the Class A Investor Interest shall not be paid in full on the Class A Scheduled Payment Date;

then, in the case of any event described in subsection 9(a), (b) or (e) hereof, after the applicable grace period set forth in such subparagraphs, either the Trustee or Holders of Investor Certificates and the Class B Certificateholder evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of this Series 1999-1 by notice then given in writing to the Transferor and the Servicer (and to the Trustee if given by the Certificateholders) may declare that a pay out event (a "Series 1999-1 Pay Out Event") has occurred as of the date of such notice, and in the case of any event described in subsection 9(c), (d) or (f) hereof, a Series 1999-1 Pay Out Event shall occur without any notice or other action on the part of the Trustee or the Investor Certificateholders immediately upon the occurrence of such event.

                  SECTION 10.  Issuance of Additional Certificates.

                  (a) During the Revolving Period, the Transferor may, in its discretion and subject to the terms of subsection (b) below, request the Trustee to issue additional Investor Certificates of each Class (all such additional certificates, the "Additional Certificates") in an amount and on the date (the "Additional Certificate Date") determined by the Transferor. Upon issuance, the Additional Certificates will be identical in all respects (except that the principal amount of such Additional Certificates may be different) to the Investor Certificates currently outstanding and will be equally and ratably entitled to the benefits of this Series Supplement and the Pooling and Servicing Agreement. The outstanding principal amounts of all Classes of Investor Certificates shall be increased pro rata. The Controlled Accumulation Amount for each Class shall be increased proportionally to reflect the additional amounts represented by the Additional Certificates.



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

                  (b) Additional Certificates shall only be issued upon satisfaction of all of the following conditions:

                           (i) On or before the fifth Business Day immediately preceding the date on which the Additional Certificates are to be issued, the Transferor shall give notice to the Trustee, the Servicer, the Class B Certificateholder and the Rating Agencies of such issuance and the date upon which it is to occur;

                           (ii) After giving effect to the Additional
         Certificates, the total amount of Principal Receivables in the Trust shall be greater than or equal to the Minimum Aggregate Principal Receivables;

                           (iii) The Transferor shall have delivered evidence of the proportional increase in the Class B Investor Interest to the Trustee and the Rating Agencies;

                           (iv) On or before the Additional Certificate Date, the Trustee shall have been provided evidence that the Rating Agency Condition shall have been satisfied with respect to such issuance;

                           (v) The Transferor shall have delivered to the Trustee an Officer's Certificate dated as of the Additional Certificate Date, stating that the Transferor reasonably believes that the issuance of such Additional Certificates will not have a material adverse effect on any outstanding Class of Investor Certificates;

                           (vi) As of the Additional Certificate Date, the amount of Investor Charge-Offs for all Classes of Investor Certificates shall be zero; and

                           (vii) The Transferor shall have delivered to the Trustee a Tax Opinion with respect to such issuance.

                  SECTION 11. Series 1999-1 Termination. The right of the Investor Certificateholders to receive payments from the Trust will terminate on the first Business Day following the Series 1999-1 Termination Date.

                  SECTION 12. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

                  SECTION 13. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, AND WITHOUT,



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LIMITING THE GENERALITY OF THE FOREGOING, THE IMMUNITY AND STANDARD OF CARE OF
THE TRUSTEE IN THE ADMINISTRATION OF THE TRUST HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 14. No Petition. The Transferor, the Servicer and the Trustee, by entering into this Series Supplement and each Certificateholder, by accepting a Series 1999-1 Certificate hereby covenant and agree that they will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Investor Certificateholders, the Agreement or this Series Supplement.

                  SECTION 15. Tax Representation and Covenant. Any Class B Certificateholder shall be required to represent and covenant in connection with such acquisition that (x) it has neither acquired, nor will it sell, trade or transfer any interest in the Trust or cause any interest in the Trust to be marketed on or through an "established securities market" within the meaning of Code section 7704(b)(1), including without limitation an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise, (y) unless the Transferor consents otherwise, such holder (i) is properly classified as, and will remain classified as, a "corporation" as described in Code section 7701(a)(3) and (ii) is not, and will not become, an S corporation as described in Code section 1361, and (z) it will (i) cause any participant with respect to such interest otherwise permitted hereunder to make similar representations and covenants for the benefit of the Transferor and the Trust and (ii) forward a copy of such representations and covenants to the Trustee. Each such holder shall further agree in connection with its acquisition of such interest that, in the event of any breach of its (or its participant's) representation and covenant that it (or its participant) is and shall remain classified as a corporation other than an S corporation, the Transferor shall have the right to procure a replacement investor to replace such holder (or its participant), and further that such holder shall take all actions necessary to permit such replacement investor to succeed to its rights and obligations as a holder (or to the rights of its participant).


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


                  IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Series 1999-1 Supplement to be duly executed by their respective officers as of the day and year first above written.



                         DILLARD ASSET FUNDING COMPANY,
                                  as Transferor

                                            By:  CHASE MANHATTAN BANK DELAWARE,
                                                     as Owner Trustee


                                            By:________________________________
                                      Name:
                                     Title:



                             DILLARD NATIONAL BANK,
                                   as Servicer


                                            By:________________________________
                                      Name:
                                     Title:



                            THE CHASE MANHATTAN BANK,
                                   as Trustee


                                            By:________________________________
                                      Name:
                                     Title: